Exhibit 99.1

Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2019 SECOND QUARTER RESULTS

Reports Combined Ratio of 83.9%

DeRidder, LA – July 31, 2019 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the second quarter ended June 30, 2019.

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$82,951	$88,995	-6.8%	$167,899	$176,305	-4.8%
Net investment income	8,169	7,303	11.9%	16,184	14,512	11.5%
Net realized losses on investments, pretax	(82)	(1,111)	NM	(23)	(1,142)	NM
Net income	17,890	16,956	5.5%	37,290	33,125	12.6%
Diluted earnings per share	$0.93	$0.88	5.7%	$1.93	$1.72	12.2%
Operating net income	17,448	17,774	-1.8%	35,096	34,275	2.4%
Operating earnings per share	$0.90	$0.92	-2.2%	$1.82	$1.78	2.2%
Book value per share	$23.29	$23.11	0.8%	$23.29	$23.11	0.8%
Net combined ratio	83.9%	83.6%		84.0%	84.7%
Return on average equity	16.3%	15.5%		17.4%	15.2%

G. Janelle Frost, President and Chief Executive Officer, noted, “The workers’ compensation industry remained profitable through 2018, and competition remained strong through the second quarter. AMERISAFE’s response was to execute on our commitment to deliver an exceptional product to our policyholders through our quality insurance services and risk assessment. Remaining committed to our core disciplines has allowed us to provide stable returns for our shareholders, a consistent market for our agent partners, and aided business owners with mitigating risks.”

INSURANCE RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
	(in thousands)			(in thousands)
Gross premiums written	$87,018	$93,702	-7.1%	$180,125	$191,044	-5.7%

Net premiums earned	82,951	88,995	-6.8%	167,899	176,305	-4.8%
Loss and loss adjustment expenses incurred	48,868	52,076	-6.2%	98,482	105,238	-6.4%
Underwriting and certain other operating costs, commissions, salaries and benefits	19,718	21,282	-7.3%	40,385	41,548	-2.8%
Policyholder dividends	998	1,092	-8.6%	2,098	2,425	-13.5%

Underwriting profit (pre-tax)	$13,367	$14,545	-8.1%	$26,934	$27,094	-0.6%

Insurance Ratios:
Current accident year loss ratio	72.5%	71.5%		72.5%	71.5%
Prior accident year loss ratio	-13.6%	-13.0%		-13.8%	-11.8%

Net loss ratio	58.9%	58.5%		58.7%	59.7%
Net underwriting expense ratio	23.8%	23.9%		24.1%	23.6%
Net dividend ratio	1.2%	1.2%		1.2%	1.4%

Net combined ratio	83.9%	83.6%		84.0%	84.7%

•

Gross premiums written in the second quarter of 2019 decreased by $6.7 million, or 7.1%, compared with the second quarter of 2018, primarily due to lower voluntary premiums on policies written in the quarter, which were 5.3% lower than the second quarter of 2018.

•

Payroll audits and related premium adjustments increased premiums written by $1.8 million in the second quarter of 2019, compared to an increase in premiums written of $3.8 million in the second quarter of 2018.

•

The current accident year loss ratio for the second quarter was 72.5%, unchanged from the first quarter of 2019, and an increase of 1.0 percentage point from the 71.5% ratio for accident year 2018. During the quarter, the Company experienced favorable net loss development for prior accident years, which reduced loss and loss adjustment expenses by $11.3 million, primarily coming from accident years 2014 through 2017.

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•

For the quarter ended June 30, 2019, the underwriting expense ratio was 23.8% compared with 23.9% in the same quarter in 2018. The decrease in the expense ratio was due to lower compensation costs and premium based assessments compared with the second quarter of 2018.

•	The effective tax rate for the quarter ended June 30, 2019 was 19.3%, largely unchanged compared with 19.0% for the second quarter of 2018.

INVESTMENT RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
	(in thousands)			(in thousands)
Net investment income	$8,169	$7,303	11.9%	$16,184	$14,512	11.5%
Net realized losses on investments (pre-tax)	(82)	(1,111)	NM	(23)	(1,142)	NM
Net unrealized gains (losses) on equity securities (pre-tax)	642	76	NM	2,800	(314)	NM
Pre-tax investment yield	2.7%	2.5%		2.7%	2.4%
Tax-equivalent yield (1)	3.1%	2.9%		3.1%	2.9%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter ended June 30, 2019, increased 11.9% to $8.2 million from $7.3 million in the second quarter of 2018, due to slightly higher investment yields on fixed-income securities.

•	As of June 30, 2019, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

CAPITAL MANAGEMENT

The Company paid a regular quarterly cash dividend of $0.25 per share on June 21, 2019. On July 30, 2019 the Company’s Board of Directors declared a quarterly cash dividend of $0.25 per share, payable on September 20, 2019 to shareholders of record as of September 6, 2019.

Book value per share at June 30, 2019 was $23.29, an increase of 9.5% from $21.26 at December 31, 2018.

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SUPPLEMENTAL INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands, except share and per share data)
Net income	$17,890	$16,956	$37,290	$33,125
Less:
Net realized losses on investments	(82)	(1,111)	(23)	(1,142)
Net unrealized gains (losses) on equity securities	642	76	2,800	(314)
Tax effect (1)	(118)	217	(583)	306

Operating net income (2)	$17,448	$17,774	$35,096	$34,275

Average shareholders’ equity (3)	$439,924	$438,730	$429,603	$435,407
Less:
Average accumulated other comprehensive income (loss)	7,551	(2,160)	4,654	765

Average adjusted shareholders’ equity	$432,373	$440,890	$424,949	$434,642

Diluted weighted average common shares	19,306,953	19,266,735	19,316,276	19,275,883
Return on average equity (4)	16.3%	15.5%	17.4%	15.2%
Operating return on average adjusted equity (2)	16.1%	16.1%	16.5%	15.8%
Diluted earnings per share	$0.93	$0.88	$1.93	$1.72
Operating earnings per share (2)	$0.90	$0.92	$1.82	$1.78

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for August 1, 2019, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call dial 877-225-7695 or 720-545-0027 at least ten minutes before the call begins and ask for the AMERISAFE conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through August 8, 2019. To access the replay, dial 855-859-2056 or 404-537-3406 and use the pass code 7867689#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, manufacturing, and agriculture. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors including the factors set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2018. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$87,018	$93,702	$180,125	$191,044
Ceded premiums written	(2,204)	(2,369)	(4,634)	(4,699)

Net premiums written	$84,814	$91,333	$175,491	$186,345

Net premiums earned	$82,951	$88,995	$167,899	$176,305
Net investment income	8,169	7,303	16,184	14,512
Net realized gains (losses) on investments	(82)	(1,111)	(23)	(1,142)
Net unrealized gains (losses) on equity securities	642	76	2,800	(314)
Fee and other income	73	117	83	194

Total revenues	91,753	95,380	186,943	189,555

Expenses:
Loss and loss adjustment expenses incurred	48,868	52,076	98,482	105,238
Underwriting and other operating costs	19,718	21,282	40,385	41,548
Policyholder dividends	998	1,092	2,098	2,425

Total expenses	69,584	74,450	140,965	149,211

Income before taxes	22,169	20,930	45,978	40,344
Income tax expense	4,279	3,974	8,688	7,219

Net income	$17,890	$16,956	$37,290	$33,125

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Basic EPS:
Net income	$17,890	$16,956	$37,290	$33,125

Basic weighted average common shares	19,245,592	19,208,601	19,237,401	19,197,925
Basic earnings per share	$0.93	$0.88	$1.94	$1.73
Diluted EPS:
Net income	$17,890	$16,956	$37,290	$33,125

Diluted weighted average common shares:
Weighted average common shares	19,245,592	19,208,601	19,237,401	19,197,925
Stock options and restricted stock	61,361	58,134	78,875	77,958

Diluted weighted average common shares	19,306,953	19,266,735	19,316,276	19,275,883
Diluted earnings per share	$0.93	$0.88	$1.93	$1.72

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2019	2018
	(unaudited)
Assets
Investments	$1,163,059	$1,125,490
Cash and cash equivalents	51,246	40,344
Amounts recoverable from reinsurers	103,695	112,006
Premiums receivable, net	175,020	162,478
Deferred income taxes	19,461	21,852
Deferred policy acquisition costs	20,550	19,734
Other assets	38,062	34,027

	$1,571,093	$1,515,931

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$795,046	$798,409
Unearned premiums	156,889	149,296
Insurance-related assessments	30,253	28,258
Other liabilities	139,462	130,206
Shareholders’ equity	449,443	409,762

Total liabilities and shareholders’ equity	$1,571,093	$1,515,931

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